Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES FIRST QUARTER 2023 RESULTS
First quarter 2023 net income of $38.7 million and net income available to common stockholders of $34.3 million, or $0.70 per diluted share; both declining $1.0 million compared to first quarter 2022
First quarter 2023 Pre-Provision Net Revenue(1) grew $28.0 million (55%) compared to first quarter 2022
Top tier liquidity and capital ratios maintained, enabling continued execution of the strategic plan; Cash and
Securities to Total Assets of 28.0% and Tangible Common Equity to Tangible Assets(2) of 9.7%
Total deposits declined 3%; continuing communicated execution of long-term deposit mix shift away from highest cost sources
DALLAS - April 20, 2023 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the first quarter of 2023.
Net income available to common stockholders was $34.3 million, or $0.70 per diluted share, for the first quarter of 2023, compared to $212.9 million, or $4.23 per diluted share, for the fourth quarter of 2022 and $35.3 million, or $0.69 per diluted share, for the first quarter of 2022. The fourth quarter of 2022 was significantly impacted by the following items, a $248.5 million ($3.83 per diluted share) gain and $13.0 million ($-0.20 per diluted share) in expenses related to the sale of the Company’s insurance premium finance subsidiary, $9.8 million ($-0.15 per diluted share) in restructuring reserves related to the continued deployment of our target operating model and $8.0 million ($-0.12 per diluted share) in charitable contributions to the newly formed Texas Capital Bank Foundation.
“The transformative actions over the last two years were acutely focused on building a balance sheet and business model resilient to market and rate cycles,” said Rob C. Holmes, President and CEO. “Through the quarter, we maintained industry leading liquidity and capital ratios, while adding a record number of new clients and delivering improved financial results for all of our stakeholders. As the banking industry is pressured nationwide, we remain committed to our strategic plan and focused actions to serve the best clients in our markets.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	1st Quarter	4th Quarter	1st Quarter
	2023	2022	2022
OPERATING RESULTS
Net income	$38,661	$217,251	$39,650
Net income available to common stockholders	$34,348	$212,939	$35,337
Diluted earnings per common share	$0.70	$4.23	$0.69
Diluted common shares	48,881	50,283	51,324
Return on average assets	0.53%	2.80%	0.47%
Return on average common equity	5.06%	30.66%	4.97%

BALANCE SHEET
Loans held for investment	$16,014,497	$15,197,307	$15,849,434
Loans held for investment, mortgage finance	4,060,570	4,090,033	5,827,965
Total loans held for investment	20,075,067	19,287,340	21,677,399
Loans held for sale	27,608	36,357	8,085
Total assets	28,596,653	28,414,642	31,085,377
Non-interest bearing deposits	9,500,583	9,618,081	13,434,723
Total deposits	22,179,697	22,856,880	25,377,938
Stockholders’ equity	3,079,974	3,055,351	3,090,038

(1)     Net interest income and non-interest income, less non-interest expense.
(2)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

FIRST QUARTER 2023 COMPARED TO FOURTH QUARTER 2022
For the first quarter of 2023, net income available to common stockholders was $34.3 million, or $0.70 per diluted share, compared to $212.9 million, or $4.23 per diluted share, for the fourth quarter of 2022.
Provision for credit losses for the first quarter of 2023 was $28.0 million, compared to a $34.0 million provision for credit losses for the fourth quarter of 2022. The $28.0 million provision for credit losses recorded in the first quarter of 2023 resulted primarily from increases in loans held for investment (“LHI”), excluding mortgage finance, net charge-offs, and criticized loans.
Net interest income was $235.3 million for the first quarter of 2023, compared to $247.6 million for the fourth quarter of 2022. The decrease in net interest income was primarily due to a decrease in total average earning assets and an increase in funding costs, partially offset by an increase in yields on average earning assets. Net interest margin for the first quarter of 2023 was 3.33%, an increase of 7 basis points from the fourth quarter of 2022. LHI, excluding mortgage finance, yields increased 67 basis points from the fourth quarter of 2022 and LHI, mortgage finance yields decreased 53 basis points from the fourth quarter of 2022. Total cost of deposits was 2.06% for the first quarter of 2023, a 53 basis point increase from the fourth quarter of 2022.
Non-interest income for the first quarter of 2023 decreased $240.3 million, compared to the fourth quarter of 2022, primarily due to the inclusion of a $248.5 million gain recognized in the fourth quarter of 2022 on the sale of the Company’s insurance premium finance subsidiary, partially offset by an increase in investment banking and trading income.
Non-interest expense for the first quarter of 2023 decreased $19.1 million, or 9%, compared to the fourth quarter of 2022, primarily due to decreases in occupancy expense, legal and professional expense and other non-interest expense, partially offset by an increase in salaries and benefits expense, primarily as a result of an increase in headcount and the effect of seasonal payroll expenses that peak in the first quarter. Fourth quarter 2022 expenses also included $13.0 million in legal and professional expense related to the sale of the Company’s insurance premium finance subsidiary, restructuring reserves of $9.8 million, primarily related to occupancy expense, reflecting the expected costs of the continued implementation of the Company’s target operating model and $8.0 million in charitable contributions to the Texas Capital Bank Foundation recorded in other non-interest expense, all of which did not recur in the first quarter of 2023.
FIRST QUARTER 2023 COMPARED TO FIRST QUARTER 2022
Net income available to common stockholders was $34.3 million, or $0.70 per diluted share, for the first quarter of 2023, compared to $35.3 million, or $0.69 per diluted share, for the first quarter of 2022.
The first quarter of 2023 included a $28.0 million provision for credit losses, resulting primarily from updated views on the downside risks to the economic forecast and increases in net charge-offs and criticized loans, compared to a $2.0 million negative provision for credit losses for the first quarter of 2022.
Net interest income increased to $235.3 million for the first quarter of 2023, compared to $183.5 million for the first quarter of 2022, primarily due to an increase in yields on average earning assets, partially offset by an increase in funding costs and a decrease in total average earning assets. Net interest margin increased 110 basis points to 3.33% for the first quarter of 2023, as compared to the first quarter of 2022. LHI, excluding mortgage finance, yields increased 324 basis points compared to the first quarter of 2022 and LHI, mortgage finance yields increased 45 basis points from the first quarter of 2022. Total cost of deposits increased 186 basis points compared to the first quarter of 2022.
Non-interest income for the first quarter of 2023 increased $17.1 million, compared to the first quarter of 2022. The increase was primarily due to increases in investment banking and trading income and other non-interest income, partially offset by a decrease in brokered loan fees.
Non-interest expense for the first quarter of 2023 increased $40.9 million, or 27%, compared to the first quarter of 2022 primarily due to an increase in salaries and benefits expense, resulting from an increase in headcount as compared to the first quarter of 2022, as well as increases in marketing, legal and professional and communications and technology expenses.
CREDIT QUALITY
Net charge-offs of $19.9 million were recorded during the first quarter of 2023, related primarily to a single commercial loan, compared to net charge-offs of $15.0 million during the fourth quarter of 2022 and net recoveries of $512,000 during the first quarter of 2022. Criticized loans totaled $561.1 million at March 31, 2023, compared to $513.2 million at December 31, 2022 and $476.1 million at March 31, 2022. Non-accrual LHI totaled $94.0 million at March 31, 2023, compared to $48.3 million at December 31, 2022 and $59.3 million at March 31, 2022. The ratio of non-accrual LHI to total LHI for the first quarter of 2023 was 0.47%, compared to 0.25% for the fourth quarter of 2022 and 0.27% for the first quarter of 2022. The ratio of total allowance for credit losses to total LHI was 1.41% at March 31, 2023, compared to 1.43% and 1.05% at December 31, 2022 and March 31, 2022, respectively.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of March 31, 2023. Our CET1, tier 1 capital, total capital and leverage ratios were 12.4%, 14.0%, 16.9% and 12.0%, respectively, at March 31, 2023, compared to 13.0%, 14.7%,

17.7% and 11.5%, respectively, at December 31, 2022 and 11.5%, 13.0%, 15.7% and 9.9% at March 31, 2022. At March 31, 2023, our ratio of tangible common equity to total tangible assets was 9.7%, compared to 9.7% at December 31, 2022 and 8.9% at March 31, 2022.
During the first quarter of 2023, the Company repurchased 1,011,909 shares of its common stock for an aggregate purchase price of $59.7 million, at a weighted average price of $58.98 per share.
About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, credit quality and risk, the unpredictability of economic and business conditions that may impact TCBI or its customers, recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these events, the Company’s ability to effective manage its liquidity risk and any growth plans and the availability of capital and funding, the Company’s ability to effectively manage information technology systems, cyber incidents or other failures, disruptions or security breaches, interest rates, including the impact of rising rates on the Company’s securities portfolio and funding costs, commercial and residential real estate values, adverse or unexpected economic conditions, including inflation, recession, the threat of recession, and market conditions in Texas, the United States or globally, including governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, enforcement actions and regulatory examinations and investigations, ratings or interpretations, business strategy execution, the failure to identify, attract and retain key personnel, increased or expanded competition from banks and other financial service providers in TCBI’s markets, the failure to maintain adequate regulatory capital, environmental liability associated with properties related to TCBI’s lending activities, and severe weather, natural disasters, acts of war, terrorism, global conflict, a material worsening of the COVID-19 pandemic or other health emergencies or other external events, climate change and related legislative and regulatory initiatives as well as the risks more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in its other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2023	2022	2022	2022	2022
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$385,166	$371,292	$322,072	$242,351	$208,529
Interest expense	149,821	123,687	82,991	36,818	24,983
Net interest income	235,345	247,605	239,081	205,533	183,546
Provision for credit losses	28,000	34,000	12,000	22,000	(2,000)
Net interest income after provision for credit losses	207,345	213,605	227,081	183,533	185,546
Non-interest income	37,403	277,667	25,332	26,240	20,283
Non-interest expense	194,027	213,090	197,047	164,303	153,092
Income before income taxes	50,721	278,182	55,366	45,470	52,737
Income tax expense	12,060	60,931	13,948	11,311	13,087
Net income	38,661	217,251	41,418	34,159	39,650
Preferred stock dividends	4,313	4,312	4,313	4,312	4,313
Net income available to common stockholders	$34,348	$212,939	$37,105	$29,847	$35,337
Diluted earnings per common share	$0.70	$4.23	$0.74	$0.59	$0.69
Diluted common shares	48,880,725	50,282,663	50,417,884	50,801,628	51,324,027

CONSOLIDATED BALANCE SHEET DATA
Total assets	$28,596,653	$28,414,642	$30,408,513	$32,338,963	$31,085,377
Loans held for investment	16,014,497	15,197,307	14,878,959	17,517,866	15,849,434
Loans held for investment, mortgage finance	4,060,570	4,090,033	4,908,822	6,549,507	5,827,965
Loans held for sale	27,608	36,357	3,142,178	4,266	8,085
Interest bearing cash and cash equivalents	3,385,494	4,778,623	3,399,638	4,032,931	5,136,680
Investment securities	4,345,969	3,585,114	3,369,622	3,552,699	3,642,015
Non-interest bearing deposits	9,500,583	9,618,081	11,494,685	12,555,367	13,434,723
Total deposits	22,179,697	22,856,880	24,498,563	25,440,021	25,377,938
Short-term borrowings	2,100,000	1,201,142	1,701,480	2,651,536	1,427,033
Long-term debt	932,119	931,442	930,766	917,098	929,414
Stockholders’ equity	3,079,974	3,055,351	2,885,775	3,006,832	3,090,038

End of period shares outstanding	47,851,862	48,783,763	49,897,726	49,878,041	50,710,441
Book value per share	$58.10	$56.48	$51.82	$54.27	$55.02
Tangible book value per share(1)	$58.06	$56.45	$51.48	$53.93	$54.68

SELECTED FINANCIAL RATIOS
Net interest margin	3.33%	3.26%	3.05%	2.68%	2.23%
Return on average assets	0.53%	2.80%	0.52%	0.44%	0.47%
Return on average common equity	5.06%	30.66%	5.36%	4.35%	4.97%
Non-interest income to average earning assets	0.54%	3.70%	0.33%	0.34%	0.25%
Efficiency ratio(2)	71.1%	40.6%	74.5%	70.9%	75.1%
Non-interest expense to average earning assets	2.78%	2.84%	2.53%	2.16%	1.86%
Common equity to total assets	9.7%	9.7%	8.5%	8.4%	9.0%
Tangible common equity to total tangible assets(3)	9.7%	9.7%	8.5%	8.3%	8.9%
Common Equity Tier 1	12.4%	13.0%	11.1%	10.5%	11.5%
Tier 1 capital	14.0%	14.7%	12.6%	11.9%	13.0%
Total capital	16.9%	17.7%	15.2%	14.4%	15.7%
Leverage	12.0%	11.5%	10.7%	10.7%	9.9%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	March 31, 2023	March 31, 2022	% Change
Assets
Cash and due from banks	$264,211	$234,853	13%
Interest bearing cash and cash equivalents	3,385,494	5,136,680	(34)%
Available-for-sale debt securities	3,394,293	2,591,218	31%
Held-to-maturity debt securities	918,962	1,009,972	(9)%
Equity securities	32,714	40,825	(20)%
Investment securities	4,345,969	3,642,015	19%
Loans held for sale	27,608	8,085	N/M
Loans held for investment, mortgage finance	4,060,570	5,827,965	(30)%
Loans held for investment	16,014,497	15,849,434	1%
Less: Allowance for credit losses on loans	260,928	211,151	24%
Loans held for investment, net	19,814,139	21,466,248	(8)%
Premises and equipment, net	25,268	24,181	4%
Accrued interest receivable and other assets	732,468	556,154	32%
Goodwill and intangibles, net	1,496	17,161	(91)%
Total assets	$28,596,653	$31,085,377	(8)%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$9,500,583	$13,434,723	(29)%
Interest bearing deposits	12,679,114	11,943,215	6%
Total deposits	22,179,697	25,377,938	(13)%
Accrued interest payable	31,198	8,560	N/M
Other liabilities	273,665	252,394	8%
Short-term borrowings	2,100,000	1,427,033	47%
Long-term debt	932,119	929,414	—%
Total liabilities	25,516,679	27,995,339	(9)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at March 31, 2023 and 2022	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,947,306 and 50,710,858 at March 31, 2023 and 2022, respectively	509	507	—%
Additional paid-in capital	1,031,905	1,011,353	2%
Retained earnings	2,297,850	1,983,611	16%
Treasury stock - 3,095,444 and 417 shares at cost at March 31, 2023 and 2022, respectively	(175,528)	(8)	N/M
Accumulated other comprehensive loss, net of taxes	(374,762)	(205,425)	82%
Total stockholders’ equity	3,079,974	3,090,038	—%
Total liabilities and stockholders’ equity	$28,596,653	$31,085,377	(8)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended March 31,
	2023	2022
Interest income
Interest and fees on loans	$297,438	$187,656
Investment securities	25,292	17,302
Interest bearing cash and cash equivalents	62,436	3,571
Total interest income	385,166	208,529
Interest expense
Deposits	120,094	13,630
Short-term borrowings	14,744	758
Long-term debt	14,983	10,595
Total interest expense	149,821	24,983
Net interest income	235,345	183,546
Provision for credit losses	28,000	(2,000)
Net interest income after provision for credit losses	207,345	185,546
Non-interest income
Service charges on deposit accounts	5,022	6,115
Wealth management and trust fee income	3,429	3,912
Brokered loan fees	1,895	3,970
Investment banking and trading income	18,768	4,179
Other	8,289	2,107
Total non-interest income	37,403	20,283
Non-interest expense
Salaries and benefits	128,670	99,859
Occupancy expense	9,619	8,885
Marketing	9,044	4,977
Legal and professional	14,514	10,302
Communications and technology	17,523	14,700
Federal Deposit Insurance Corporation insurance assessment	2,170	3,981
Other	12,487	10,388
Total non-interest expense	194,027	153,092
Income before income taxes	50,721	52,737
Income tax expense	12,060	13,087
Net income	38,661	39,650
Preferred stock dividends	4,313	4,313
Net income available to common stockholders	$34,348	$35,337

Basic earnings per common share	$0.71	$0.70
Diluted earnings per common share	$0.70	$0.69

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2023	2022	2022	2022	2022
Allowance for credit losses on loans:
Beginning balance	$253,469	$234,613	$229,013	$211,151	$211,866
Loans charged-off:
Commercial	20,732	14,404	232	2,868	110
Energy	—	2,702	2,903	—	—
Real estate	—	—	—	—	350
Total charge-offs	20,732	17,106	3,135	2,868	460
Recoveries:
Commercial	816	133	113	219	217
Energy	6	1,974	289	—	755
Total recoveries	822	2,107	402	219	972
Net charge-offs	19,910	14,999	2,733	2,649	(512)
Provision for credit losses on loans	27,369	33,855	8,333	20,511	(1,227)
Ending balance	$260,928	$253,469	$234,613	$229,013	$211,151

Allowance for off-balance sheet credit losses:
Beginning balance	$21,793	$21,648	$17,981	$16,492	$17,265
Provision for off-balance sheet credit losses	631	145	3,667	1,489	(773)
Ending balance	$22,424	$21,793	$21,648	$17,981	$16,492

Total allowance for credit losses	$283,352	$275,262	$256,261	$246,994	$227,643
Total provision for credit losses	$28,000	$34,000	$12,000	$22,000	$(2,000)

Allowance for credit losses on loans to total loans held for investment	1.30%	1.31%	1.19%	0.95%	0.97%
Allowance for credit losses on loans to average total loans held for investment	1.38%	1.31%	1.06%	1.02%	0.99%
Net charge-offs to average total loans held for investment(1)	0.43%	0.31%	0.05%	0.05%	(0.01)%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.19%	0.09%	0.03%	0.03%	0.03%
Total provision for credit losses to average total loans held for investment(1)	0.60%	0.70%	0.22%	0.39%	(0.04)%
Total allowance for credit losses to total loans held for investment	1.41%	1.43%	1.30%	1.03%	1.05%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2023	2022	2022	2022	2022
Non-accrual loans held for investment	$93,951	$48,338	$35,864	$50,526	$59,327
Non-accrual loans held for sale(1)	—	—	1,340	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$93,951	$48,338	$37,204	$50,526	$59,327

Non-accrual loans held for investment to total loans held for investment	0.47%	0.25%	0.18%	0.21%	0.27%
Total non-performing assets to total assets	0.33%	0.17%	0.12%	0.16%	0.19%
Allowance for credit losses on loans to non-accrual loans held for investment	2.8x	5.2x	6.5x	4.5x	3.6x

Loans held for investment past due 90 days and still accruing	$3,098	$131	$30,664	$3,206	$6,031
Loans held for investment past due 90 days to total loans held for investment	0.02%	—%	0.15%	0.01%	0.03%
Loans held for sale past due 90 days and still accruing(1)(2)	$—	$—	$4,877	$1,602	$3,865
(1)Third quarter 2022 includes $1.3 million in non-accrual loans and $3.1 million in loans past due 90 days and still accruing associated to our insurance premium finance subsidiary that were transferred from loans held for investment to loans held for sale as of September 30, 2022.
(2)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as loans held for sale and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2023	2022	2022	2022	2022
Interest income
Interest and fees on loans	$297,438	$295,372	$282,474	$218,292	$187,656
Investment securities	25,292	16,210	15,002	14,665	17,302
Interest bearing deposits in other banks	62,436	59,710	24,596	$9,394	$3,571
Total interest income	385,166	371,292	322,072	242,351	208,529
Interest expense
Deposits	120,094	96,150	60,317	20,566	13,630
Short-term borrowings	14,744	13,449	10,011	4,859	758
Long-term debt	14,983	14,088	12,663	11,393	10,595
Total interest expense	149,821	123,687	82,991	36,818	24,983
Net interest income	235,345	247,605	239,081	205,533	183,546
Provision for credit losses	28,000	34,000	12,000	22,000	(2,000)
Net interest income after provision for credit losses	207,345	213,605	227,081	183,533	185,546
Non-interest income
Service charges on deposit accounts	5,022	5,252	5,797	6,102	6,115
Wealth management and trust fee income	3,429	3,442	3,631	4,051	3,912
Brokered loan fees	1,895	2,655	3,401	4,133	3,970
Investment banking and trading income	18,768	11,937	7,812	11,126	4,179
Gain on disposal of subsidiary	—	248,526	—	—	—
Other	8,289	5,855	4,691	828	2,107
Total non-interest income	37,403	277,667	25,332	26,240	20,283
Non-interest expense
Salaries and benefits	128,670	102,925	128,764	103,358	99,859
Occupancy expense	9,619	17,030	9,433	8,874	8,885
Marketing	9,044	10,623	8,282	8,506	4,977
Legal and professional	14,514	37,493	16,775	11,288	10,302
Communications and technology	17,523	20,434	18,470	15,649	14,700
Federal Deposit Insurance Corporation insurance assessment	2,170	3,092	3,953	3,318	3,981
Other	12,487	21,493	11,370	13,310	10,388
Total non-interest expense	194,027	213,090	197,047	164,303	153,092
Income before income taxes	50,721	278,182	55,366	45,470	52,737
Income tax expense	12,060	60,931	13,948	11,311	13,087
Net income	38,661	217,251	41,418	34,159	39,650
Preferred stock dividends	4,313	4,312	4,313	4,312	4,313
Net income available to common shareholders	$34,348	$212,939	$37,105	$29,847	$35,337

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	1st Quarter 2023			4th Quarter 2022			3rd Quarter 2022			2nd Quarter 2022			1st Quarter 2022
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$4,060,456	$25,292	2.31%	$3,385,372	$16,210	1.70%	$3,509,044	$15,002	1.58%	$3,543,576	$15,065	1.60%	$3,669,257	$17,743	1.91%
Interest bearing cash and cash equivalents	5,541,341	62,436	4.57%	6,158,769	59,710	3.85%	4,453,806	24,596	2.19%	4,747,377	9,394	0.79%	8,552,300	3,571	0.17%
Loans held for sale	43,472	938	8.75%	1,053,157	12,064	4.54%	1,029,983	11,316	4.36%	8,123	62	3.07%	7,633	113	6.01%
Loans held for investment, mortgage finance	3,286,804	28,528	3.52%	4,279,367	43,708	4.05%	5,287,531	52,756	3.96%	5,858,599	49,914	3.42%	5,732,901	43,466	3.07%
Loans held for investment(3)	15,598,854	268,131	6.97%	15,105,083	239,746	6.30%	16,843,922	218,513	5.15%	16,616,234	168,409	4.07%	15,686,319	144,133	3.73%
Less: Allowance for credit losses on loans	252,727	—	—	233,246	—	—	229,005	—	—	211,385	—	—	212,612	—	—
Loans held for investment, net	18,632,931	296,659	6.46%	19,151,204	283,454	5.87%	21,902,448	271,269	4.91%	22,263,448	218,323	3.93%	21,206,608	187,599	3.59%
Total earning assets	28,278,200	385,325	5.45%	29,748,502	371,438	4.89%	30,895,281	322,183	4.10%	30,562,524	242,844	3.16%	33,435,798	209,026	2.54%
Cash and other assets	1,041,745			989,900			918,630			870,396			819,486
Total assets	$29,319,945			$30,738,402			$31,813,911			$31,432,920			$34,255,284

Liabilities and Stockholders’ Equity
Transaction deposits	$776,500	$3,853	2.01%	$1,105,466	$4,977	1.79%	$1,444,964	$5,239	1.44%	$1,671,729	$3,920	0.94%	$2,432,687	$3,962	0.66%
Savings deposits	11,195,402	105,707	3.83%	10,563,049	80,801	3.03%	10,249,387	46,555	1.80%	8,696,819	15,462	0.71%	10,420,545	8,583	0.33%
Time deposits	1,430,657	10,534	2.99%	1,625,857	10,372	2.53%	1,701,238	8,523	1.99%	877,399	1,184	0.54%	1,038,722	1,085	0.42%
Total interest bearing deposits	13,402,559	120,094	3.63%	13,294,372	96,150	2.87%	13,395,589	60,317	1.79%	11,245,947	20,566	0.73%	13,891,954	13,630	0.40%
Short-term borrowings	1,242,881	14,744	4.81%	1,387,660	13,449	3.84%	1,931,537	10,011	2.06%	2,232,119	4,859	0.87%	1,770,781	758	0.17%
Long-term debt	931,796	14,983	6.52%	931,107	14,088	6.00%	921,707	12,663	5.45%	929,616	11,393	4.92%	929,005	10,595	4.63%
Total interest bearing liabilities	15,577,236	149,821	3.90%	15,613,139	123,687	3.14%	16,248,833	82,991	2.03%	14,407,682	36,818	1.02%	16,591,740	24,983	0.61%
Non-interest bearing deposits	10,253,731			11,642,969			12,214,531			13,747,876			14,235,749
Other liabilities	436,621			426,543			305,554			227,701			243,141
Stockholders’ equity	3,052,357			3,055,751			3,044,993			3,049,661			3,184,654
Total liabilities and stockholders’ equity	$29,319,945			$30,738,402			$31,813,911			$31,432,920			$34,255,284
Net interest income		$235,504			$247,751			$239,192			$206,026			$184,043
Net interest margin			3.33%			3.26%			3.05%			2.68%			2.23%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.